Designated Filer:	Monarch Alternative Capital LP
Issuer & Ticker Symbol:	Arch Coal, Inc. [ARCH]
Date of Event Requiring Statement:	December 8, 2017

Joint Filer Information and Signatures
Joint Filers:

1.	Name:	MDRA GP LP
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

		By: /s/ Michael Weinstock		December 12, 2017
		Name:	Michael Weinstock	Date
		Title:	Chief Executive Officer

2.	Name:	Monarch GP LLC
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP LLC

		By:/s/ Michael Weinstock		December 12, 2017
		Name:	Michael Weinstock	Date
		Title:	Chief Executive Officer